Exhibit 4.1

Exhibit 4.1 SPECIMEN SPECIMEN NUMBER SHARES A- BJ ServiceS, inc. SEE REVERSE FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE C L a S S a C O M M O N S t O C K thiS CertifieS that: SPECIMEN iS the OwNer Of FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF $0.001 PAR VALUE EACH OF BJ ServiceS, inc. transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This COUNTERSIGNED certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and AND Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. BY: REGISTERED: DateD: TRANSFER COMPUTERSHARE AGENT TRUST AUTHORIZED AND COMPANY, N SIGNATURE REGISTRAR. PRESIDENT AND CHIEF EXECUTIVE OFFICER EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED, AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common

TEN ENT  -  as tenants by the entireties

JT TEN     -  as joint tenants with right of

 survivorsh ip and not as

 tenants in common

UNIF GIFT MIN ACT -.......................Custodian..................

(Cust)                             (Minor)

under Uniform Gifts to Minors

Act................

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By

The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.

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